Exhibit 10.4.4

Addendum of Unprotected Lease Agreement dated March 27, 2014 Made and executed in Petah Tikva on the [handwritten: 22th] day of January, 2018 Between: Ogen Yielding Real Estate Ltd., Company No. 520033093 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the "Lessor") The first party; And between: PolyPid Ltd., Company No. 514105923 By its authorized signatories Of 18 HaSivim St., Petah Tikva (Hereinafter: the "Lessee") The second party; Whereas: On March 27, 2014 the Lessee and the Lessor signed a lease agreement [hereinafter: the "Original Agreement"] according to which the Lessee leases the Leased Premises within their meaning in the Original Agreement; And whereas: On July 1, 2014 the Lessor and the Lessee signed the first Addendum of the Original Agreement [hereinafter: the "First Addendum"] according to which the Lessee leases from the Lessor an additional area of approximately 377 sq.m. gross, situated on the ground floor in Tamar Building in the complex, as stated in the First Addendum; And whereas: On July 23, 2017 the Lessor and the Lessee signed a second addendum of the Original Agreement [hereinafter: the "Second Addendum"] according to which the Lessee leases from the Lessor an additional area of approximately 864 sq.m. gross, situated in Alon Building in the complex, and the parties added provisions and conditions in connection with this area, as stated in the Second Addendum, and additional Addenda were signed in connection with an area added to the area of the Leased Premises [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

2 [the Original Agreement and the different Addenda shall be referred hereinafter: the "Lease Agreement"]; And whereas: On November 28, 2017 the Lessor and the Lessee signed a third Addendum of the Original Agreement [(hereinafter: the "Third Addendum") according to which the Lessee leases from the Lessor an additional area, situated in the Tamar Building in the complex; [The Leased Premises, within their meaning in the Original Agreement, and all additional areas that were leased to the Lessee as part of the different Addenda of the Agreement shall be referred hereinafter collectively: the "Leased Premises"]; And whereas: The Lessee requested from the Lessor to realize the option to lease the Additional Area within its meaning in the Second Addendum, and the Lessor agreed to the request made by the Lessee as stated, for the purpose of leasing the Additional Area and all in accordance with and subject to the provisions set forth in this Addendum hereunder and the Second Addendum, including all customizations and modifications as stated hereunder; And whereas: The parties also agreed on the allocation of an "Additional Optional Area" (within its meaning hereunder) in accordance with the mechanism set out in the Third Addendum; Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows: 1. Preamble and interpretation 1.1. The preamble to this Addendum and Appendixes thereof constitute an integral part hereof. 1.2. The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting this Addendum. 1.3. The Lessee declares that as of the date of signing this Addendum it has no suit and/or demand and/or claim against the Lessor in anything related to the present Leased Premises and/or the Lease Agreement. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

3 1.4. Any modification or addition of this Addendum and the Lease Agreement shall be null and void unless executed in writing and signed by the parties. 2. The Additional Area 2.1. The parties to this Addendum agree that as of the date of signing this Addendum the Lessee will realize its right to lease the Additional Area, within its meaning in the Second Addendum, in accordance with the entire provisions set forth in section 6 (including all sub-sections thereof) of the Second Addendum. 2.2. The delivery date of the Additional Area is January 7, 2018. 2.3. The parties to this Addendum hereby agree that notwithstanding the said in section 6.1 of the Second Addendum the Additional Area will be an area of approximately 260 sq.m. net (i.e., 299 sq.m. gross) and not 170 sq.m. net, as stated in the Second Addendum. 2.4. In accordance with the provisions set forth in this Addendum, the Additional Area shall be added to the area of the Leased Premises and its current boundaries (in accordance with the provisions of sub-section 2.3 above) will be highlighted in blue in the blueprint hereby attached as Appendix A of this Addendum. 3. Insurance and securities 3.1. Prior to the delivery date of the Additional Area and as a condition for such delivery as said, the Lessee undertakes to take out and increase the proper insurances in accordance with the Insurance Appendix of the Original Agreement for the entire Term of Lease in the Additional Area, without derogating from the entire provisions set forth in the Lease Agreement regarding the Lessee's insurances. 3.2. The securities that were provided within the framework of the Lease Agreement above (in the Second Addendum) shall be used as a security also in connection with the undertakings of the Lessee as set out in this Addendum. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

4 4. Additional Optional Area 4.1. The parties hereby agree to apply the provisions set forth in section 6 of the Second Addendum with respect to an additional optional area in a net area of approximately 260 sq.m. (with the addition of 15% load for public areas attached thereto) and that is situated in the Alon building, highlighted in red in the blueprint hereby attached as Appendix A of this Addendum. 4.2. The Additional Optional Area will be delivered as of January 7, 2018 in accordance with the entire provisions set forth in section 6 (including sub-sections thereof) as stated and agreed in the Second Addendum (hereinabove and hereinafter: the "Additional Optional Area"). 4.3. The expiration date of the Term of Lease in the Additional Optional Area shall be as set out in section 6.1.3 of the Second Addendum. 5. Miscellaneous 5.1.It is hereby agreed that all the provisions set forth in the Second Addendum and the Original Agreement, to the extent that they were not modified or amended expressly herein, shall have full force and effect and shall remain intact, and anywhere in the Original Agreement that includes a reference to the Leased Premises – the said reference shall be deemed to include also the Additional Area respectively, unless this Addendum includes a provision that modifies expressly the provisions set forth in the Original Agreement, and in such circumstances the provisions set forth in this Addendum shall take precedence. This Addendum shall be attached to the Original Agreement and shall constitute an integral part thereof. And in witness hereof the parties are hereby undersigned: [Signature and Stamp: Ogen Yielding Real Estate Ltd.] [Signature and Stamp: PolyPid Ltd.] Ogen Yielding Real Estate Ltd. PolyPid Ltd. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.